      NANTUCKET ELECTRIC COMPANY
Balance Sheet
At March 31, 2000
(Unaudited)

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ASSETS
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                    (In Thousands)
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Utility plant, at original cost     $44,442
     Less accumulated provisions for depreciation     10,010
                         -------
                         34,432
Construction work in progress     (80)
                         -------
          Net utility plant     34,352
                         -------
Current assets:
     Cash and temporary cash investments     54
     Accounts receivable:
          From electric energy services, including unbilled revenues     1,910
          Other (including $854,000 from affiliates)     863
               Less reserves for doubtful accounts     43
                         -------
                         2,730
     Materials and supplies, at average cost          210
     Prepaid and other current assets          1
                         -------
               Total current assets           2,995
                         -------

Goodwill, net of amortization     16,602
Deferred charges and other assets           2,971
                         -------
                         $56,920
                         =======
CAPITALIZATION AND LIABILITIES
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Capitalization:
     Common stock, par value $1 per share
      Authorized - 1,200 shares
      Outstanding - 1 share     $     -
     Other paid-in capital     22,570
     Retained earnings     81
                         -------
               Total common equity     22,651
     Long-term debt      26,095
                         -------
               Total capitalization     48,746
                         -------
Current liabilities:
     Long-term debt due within one year     1,495
     Short-term debt to affiliates     25
     Accounts payable (including $541,000 to affiliates)     1,325
     Accrued liabilities:
          Taxes     413
          Interest     372
          Other accrued expenses     1,268
     Customer deposits     17
                         -------
               Total current liabilities     4,915
                         -------
Deferred federal income taxes     1,447
Unamortized investment tax credits     128
Other reserves and deferred credits     1,684
                         -------
                         $56,920
                         =======

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